                                                                EXHIBIT 10.1

                                                                EXECUTION COPY

                                 $160,000,000

                               CREDIT AGREEMENT

                           Dated as of April 5, 2000

                                     Among

                              ITC/\DELTACOM, INC.

                                   as Parent

                           INTERSTATE FIBERNET, INC.

                                  as Borrower

                    THE SUBSIDIARY GUARANTORS NAMED HEREIN

                           as Subsidiary Guarantors

                       THE INITIAL LENDERS NAMED HEREIN

                              as Initial Lenders

                      MORGAN STANLEY SENIOR FUNDING, INC.

     as Joint Lead Arranger and Joint Book Runner and Administrative Agent

                       MORGAN STANLEY & CO. INCORPORATED

                              as Collateral Agent

                        BANK OF AMERICA SECURITIES LLC.

                 as Joint Lead Arranger and Joint Book Runner

                              BANK OF AMERICA, N.A.

                              as Syndication Agent

                                       and

                       GOLDMAN SACHS CREDIT PARTNERS L.P.

                             as Documentation Agent

                       T A B L E   O F   C O N T E N T S

Section                                                                   Page
                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS
      1.01.  Certain Defined Terms...........................................1
      1.02.  Computation of Time Periods; Other Definitional Provisions.....24
      1.03.  Accounting Terms...............................................24
                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES
      2.01.  The Advances...................................................24
      2.02.  Making the Advances............................................25
      2.03.  Repayment of Advances..........................................26
      2.04.  Termination or Reduction of the Commitments....................29
      2.05.  Prepayments....................................................29
      2.06.  Interest.......................................................30
      2.07.  Fees...........................................................31
      2.08.  Conversion of Advances.........................................31
      2.09.  Increased Costs, Etc...........................................32
      2.10.  Payments and Computations......................................34
      2.11.  Taxes..........................................................35
      2.12.  Sharing of Payments, Etc.......................................38
      2.13.  Use of Proceeds................................................39
      2.14.  Defaulting Lenders.............................................39
      2.15.  Evidence of Debt; Register.....................................41
                                   ARTICLE III
                              CONDITIONS OF LENDING
      3.01.  Conditions Precedent to Initial Extension of Credit............42
      3.02.  Conditions Precedent to Each Borrowing and Issuance............47
      3.03.  Determinations Under Section 3.01..............................48
                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
      4.01.  Representations and Warranties of the Borrower.................48

Section                                                                   Page
                                    ARTICLE V
                             COVENANTS OF THE PARENT
      5.01.  Affirmative Covenants..........................................56
      5.02.  Negative Covenants.............................................62
      5.03.  Reporting Requirements.........................................69
                                   ARTICLE VI
                                EVENTS OF DEFAULT
      6.01.  Events of Default..............................................73
                                   ARTICLE VII
                                    GUARANTY
      7.01.  Guaranty; Limitation of Liability..............................76
      7.02.  Guaranty Absolute..............................................77
      7.03.  Waivers and Acknowledgments....................................78
      7.04.  Subrogation....................................................79
      7.05.  Guaranty Supplements...........................................80
      7.06.  Subordination..................................................80
      7.07.  Continuing Guaranty; Assignments...............................81
      7.08.  Release of Guarantor...........................................81
                                  ARTICLE VIII
                                    THE AGENT
      8.01.  Authorization and Action.......................................82
      8.02.  Agents' Reliance, Etc..........................................82
      8.03.  Morgan Stanley and Affiliates..................................83
      8.04.  Lender Party Credit Decision...................................83
      8.05.  Indemnification................................................83
      8.06.  Successor Agents...............................................84
                                   ARTICLE IX
                                  MISCELLANEOUS
      9.01.  Amendments, Etc................................................85
      9.02.  Notices, Etc...................................................85
      9.03.  No Waiver; Remedies............................................86
      9.04.  Costs and Expenses.............................................86
      9.05.  Right of Set-off...............................................88
      9.06.  Binding Effect.................................................88
      9.07.  Assignments and Participations.................................88
      9.08.  Execution in Counterparts......................................91
      9.09.  Confidentiality................................................91
      9.10.  Release of Collateral..........................................91
      9.11.  Jurisdiction, Etc..............................................91
      9.12.  Governing Law..................................................92
      9.13.  Waiver of Jury Trial...........................................93
                                       iii
SCHEDULES

Schedule I        -     Applicable Lending Offices
Schedule II       -     Subsidiary Guarantors
Schedule 4.01(b)  -     Subsidiaries
Schedule 4.01(d)  -     Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(f)  -     Disclosed Litigation
Schedule 4.01(p)  -     Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(q)  -     Environmental Disclosure
Schedule 4.01(r)  -     Open Years; Unpaid Tax Liabilities; Adjusted Tax Bases
Schedule 4.01(t)  -     Existing Debt
Schedule 4.01(u)  -     Surviving Debt
Schedule 4.01(v)  -     Liens
Schedule 4.01(w)  -     Owned Real Property
Schedule 4.01(x)  -     Leased Real Property
Schedule 4.01(y)  -     Investments
Schedule 4.01(z)  -     Intellectual Property
Schedule 4.01(aa) -     Material Contracts

EXHIBITS

Exhibit A-1  -   Form of Tranche 1 Term B Note
Exhibit A-2  -   Form of Tranche 2 Term B Note
Exhibit B    -   Form of Notice of Borrowing
Exhibit C    -   Form of Assignment and Acceptance
Exhibit D    -   Form of Security Agreement
Exhibit F    -   Form of Solvency Certificate
Exhibit G    -   Form of Opinion of Counsel to the Loan Parties
Exhibit H    -   Form of Guaranty Supplement

                               CREDIT AGREEMENT

            CREDIT AGREEMENT dated as of April 5, 2000 among ITC/\DeltaCom, Inc., a Delaware corporation (the "Parent"), Interstate FiberNet, Inc., a Delaware corporation (the "Borrower"), the subsidiary guarantors listed on the signature page hereof, the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), Morgan Stanley Senior Funding, Inc. ("Morgan Stanley"), as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII, the "Administrative Agent" and, together with the Collateral Agent and the Syndication Agent referred to below, the "Agents") for the Lender Parties (as hereinafter defined), Morgan Stanley & Co. Incorporated, as collateral agent (together with any successor collateral agent appointed pursuant to Article VIII, the "Collateral Agent") and Bank of America Securities LLC. and Morgan Stanley, as joint lead arrangers and joint book runners (together with any successor joint lead arrangers appointed pursuant to Article VIII, the "Joint Lead Arrangers") and Bank of America, N.A. ("BofA"), as syndication agent (together with any successor syndication agent appointed pursuant to Article VIII, the "Syndication Agent").

PRELIMINARY STATEMENTS:

            The Parent has requested that the Lender Parties lend to the Borrower up to $160,000,000 consisting of $100,000,000 under the Tranche 1 Term B Facility (as hereinafter defined) and $60,000,000 under the Tranche 2 Term B Facility (as hereinafter defined) in order to finance (the "Financing") (a) working capital and certain capital expenditures (including the build-out of the collocation and data services businesses) and other general corporate purposes and (b) the purchase of equipment, respectively. The Lender Parties have indicated their willingness to agree to lend such amounts on the terms and conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Additional Facility" has the meaning specified in Section
5.02(a)(v).

            "Additional Guarantor" has the meaning specified in Section 7.05.

            "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

            "Administrative Agent's Account" means the account of the Administrative Agent as the Administrative Agent shall specify in writing to the Lender Parties.

            "Advance" means a Tranche 1 Term B Advance or a Tranche 2 Term B Advance.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

            "Agents" has the meaning specified in the recital of parties to this Agreement.

            "Agreement Value" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to:
      (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "Master Agreement"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

            "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

            "Applicable Margin" means 1.875% per annum for Base Rate Advances and 2.875% per annum for Eurodollar Rate Advances; provided, however, that if any Investment made pursuant to Section 5.02(f)(v) or (vii) results in a downgrade of the rating of the Debt under this Agreement by S&P and Moody's or the Public Debt Rating at the time of such Investment by more than one level, then the Applicable Margin shall increase by 0.50% per annum.

            "Appropriate Lender" means, at any time, with respect to any of the Tranche 1 Term B Facility or the Tranche 2 Term B Facility a Lender that has a Commitment with respect to such Facility at such time.

            "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

            "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest announced publicly by BofA in New
            York, New York, from time to time, as BofA's prime rate; and

                  (b) 1/2 of 1% per annum above the Federal Funds Rate.

            "Base Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(i).

            "BofA" has the meaning specified in the recital of parties to this Agreement.

            "Borrower" has the meaning specified in the recital of parties to this Agreement.

            "Borrower's Account" means the account of the Borrower maintained by the Borrower with BofA, Account No. 1947300770300, or such other account as the Borrower shall specify in writing to the Administrative Agent.

            "Borrowing" means a Tranche 1 Term B Borrowing or a Tranche 2 Term B Borrowing.

            "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

            "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

            "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

            "Cash Collateral Account" has the meaning specified in the Security Agreement.

            "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 360 days from the date of issuance thereof:
      (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $160,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "A-2" (or the then equivalent grade) by Moody's Investors Service, Inc. or "B-2" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

            "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

            "Change of Control" means the occurrence of any of the following:
      (a) any Person or two or more Persons acting in concert (other than the officers and directors of the Parent as of the Effective Date) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
      1934), directly or indirectly, of Voting Interests of the Parent (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Parent; or (b) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Parent or persons whose election or nomination as directors was approved by a majority of such individuals shall cease for any reason to constitute a majority of the board of directors of the Parent; or (c) any Person or two or more Persons acting in concert (other than the officers and directors of the Parent as of the Effective Date) shall have acquired by contract or otherwise the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent; or (d) the Parent shall cease to own 100% of the Equity Interests of the Borrower.

            "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

            "Collateral Agent" has the meaning specified in the recital of parties to this Agreement.

            "Collateral Documents" means the Security Agreement, the Mortgages and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

            "Commitment" means a Tranche 1 Term B Commitment or a Tranche 2 Term B Commitment.

            "Commitment Letter" means the commitment letter dated February 17, 2000 from Morgan Stanley and BofA to the Parent.

            "Confidential Information" means information that any Loan Party furnishes to any Agent or any Lender Party on a confidential basis, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties which such Agent or such Lender Party do not have reason to believe is confidential information.

            "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

            "Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

            "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to
      Section 2.08 or 2.09.

            "Convertible Debt Securities" means those certain $100,000,000 4-1/2% Convertible Subordinated Notes due 2006 issued by the Parent.

            "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

            "Current Liabilities" of any Person means (a) all Debt of such Person that by its terms is payable on demand or matures within one year after the date of determination (excluding any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date), (b) all amounts of Funded Debt of such Person required to be paid or prepaid within one year after such date and
      (c) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

            "Debt" of any Person means, at any time without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,
      (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

            "Debt for Borrowed Money" of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person.

            "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(d) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.14(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

            "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to
      (a) the Administrative Agent pursuant to Section 2.02(a) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (b) any other Lender Party pursuant to Section 2.12 to purchase any participation in Advances owing to such other Lender Party and (c) any Agent pursuant to
      Section 8.05 to reimburse such Agent for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.14(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

            "Defaulting Lender" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

            "Disclosed Litigation" has the meaning specified in Section 3.01(e).

            "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

            "EBITDA" means, for any period, the sum, determined on a Consolidated basis, of (a) net income (or net loss) after eliminating extraordinary and/or non recurring items to the extent included in net income, (b) interest expense, (c) income tax expense, (d) depreciation expense and (e) amortization expense, in each case of the Parent and its Subsidiaries, determined in accordance with GAAP for such period.

            "Effective Date" means the first date on which the conditions set forth in Article III shall have been satisfied.

            "Eligible Assignee" means any commercial bank or financial institution (including, without limitation, any fund that regularly invests in loans similar to the Advances) as approved (so long as no Default has occurred and is continuing at the time of the relevant assignment pursuant to Section 9.07) by the Borrower (such approval not to be unreasonably withheld or delayed); provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

            "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "Environmental Law" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

            "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

            "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
      (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;
      (b) the application for a minimum funding waiver with respect to a Plan;
      (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in
      Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
      (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

            "Escrow Account" means the "Escrow Account", as defined in the Tranche 2 Term B Escrow Agreement.

            "Escrow Agent" means Morgan Stanley & Co. Incorporated in its capacity as escrow agent under the Tranche 2 Term B Escrow Agreement, and each of its successors and assigns as such thereunder.

            "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

            "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

            "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(ii).

            "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

            "Events of Default" has the meaning specified in Section 6.01.

            "Excess Cash Flow" means, for any period,

                  (a)   the sum of:

                        (i) Consolidated net income (or loss) of the Parent and
                  its Subsidiaries for such period plus

                        (ii) the aggregate amount of all non-cash charges
                  deducted in arriving at such Consolidated net income (or loss) plus

                        (iii) if there was a net increase in Consolidated
                  Current Liabilities of the Parent and its Subsidiaries during such period, the amount of such net increase plus

                        (iv) if there was a net decrease in Consolidated Current
                  Assets (excluding cash and Cash Equivalents) of the Parent and its Subsidiaries during such period, the amount of such net decrease less

                  (b)   the sum of:

                        (i) the aggregate amount of all non-cash credits
                  included in arriving at such Consolidated net income (or loss) plus

                        (ii) if there was a net decrease in Consolidated Current
                  Liabilities of the Parent and its Subsidiaries during such period, the amount of such net decrease plus

                        (iii) if there was a net increase in Consolidated
                  Current Assets (excluding cash and Cash Equivalents) of the Parent and its Subsidiaries during such period, the amount of such net increase plus

                        (iv) Capital Expenditures of the Parent and its
                  Subsidiaries during such period, provided, however, that such Capital Expenditures are made in the telecommunications industry or ancillary or related industry.

            "Existing Debt" means Debt of each Loan Party and its Subsidiaries outstanding immediately before giving effect to the consummation of the transactions contemplated by the Loan Documents.

            "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (A) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made within 12 months after the occurrence of such damage or loss or (B) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto or (C) are received by any Person by way of reimbursement or indemnification of such Person for costs and expenses incurred by such Person.

            "Facility" means the Tranche 1 Term B Facility or the Tranche 2 Term B Facility.

            "FCC" means the Federal Communications Commission, or any governmental agency succeeding to the functions thereof.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Financing" has the meaning specified in the Preliminary Statements.

            "Fiscal Year" means a fiscal year of the Parent and its Consolidated Subsidiaries ending on December 31 in any calendar year.

            "Funded Debt" of any Person means Debt of such Person that by its terms matures more than one year after the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of its creation.

            "GAAP" has the meaning specified in Section 1.03.

            "Guaranteed Obligations" has the meaning specified in Section
      7.01(a).

            "Guaranties" means the Parent Guaranty and the Subsidiary
      Guaranties.

            "Guarantors" means the Parent and the Subsidiary Guarantors.

            "Guaranty Supplement" has the meaning specified in Section 7.05.

            "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
      (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

            "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

            "Hedge Bank" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

            "Incur" means, with respect to any Debt, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Debt.

            "Indemnified Party" has the meaning specified in Section 9.04(b).

            "Information Memorandum" means the information memorandum dated March 2000 used by the Joint Lead Arrangers, in connection with the syndication of the Commitments.

            "Initial Extension of Credit" means the initial Borrowing hereunder.

            "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

            "Interest Coverage Ratio" means, at any date of determination, the ratio of (a) Consolidated EBITDA to (b) interest actually paid (net of interest income and funds in interest reserve account to service the 1997 Senior Notes), in respect of, all Debt for Borrowed Money, in each case, of or by the Parent and its Subsidiaries during the two fiscal quarter periods ending on the last date of the most recently ended fiscal quarter.

            "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (a) the Borrower may not select any Interest Period with
            respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                  (b) Interest Periods commencing on the same date for
            Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                  (c) whenever the last day of any Interest Period would
            otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "Inventory" means all Inventory referred to in Section 1(b) of the Security Agreement.

            "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

            "Lender Party" means any Lender.

            "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

            "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

            "Loan Documents" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, and (iv) the Tranche 2 Term B Escrow Agreement and (b) for purposes of the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) each Secured Hedge Agreement, and (v) the Tranche 2 Term B Escrow Agreement.

            "Loan Parties" means the Borrower and the Guarantors.

            "Margin Stock" has the meaning specified in Regulation U.

            "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Parent and its Subsidiaries, taken as a whole.

            "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender Party under any Loan Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party.

            "Material Contract" means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $20,000,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

            "Moody's" means Moody's Investors Service, Inc.

            "Morgan Stanley" has the meaning specified in the recital of parties to this Agreement.

            "Mortgages" has the meaning specified in Section 5.01(l).

            "Mortgage Policies" has the meaning specified in Section 5.01(l)(A).

            "Multiemployer Plan" means a multiemployer plan, as defined in
      Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset by any Person (excluding Equity Interests), or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication)
      (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees and expenses, finder's fees and other similar fees and commissions and out-of-pocket costs and expenses, and (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of taxes that are deductible under clause (b) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Loan Party or such Subsidiary may deduct an amount (the "Reserved Amount") equal to the amount reserved in accordance with GAAP for such Loan Party's or such Subsidiary's reasonable estimate of such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified; provided further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder; and provided further still, that Net Cash Proceeds from (x) the sale, lease, transfer or other disposition of any asset or
      (y) Extraordinary Receipts shall not include any amount of cash proceeds received in connection with such transaction or receipt, as the case may be, to the extent such cash proceeds are applied to replace the asset in respect of which such cash proceeds were received or are otherwise invested in such Persons business, so long as application is made within 360 days of the occurrence of such sale, lease, transfer or other disposition or receipt, as the case may be.

            "1997 Senior Notes" means those certain $200,000,000 11% Senior Notes due 2007, evidencing unsecured indebtedness issued by the Parent as more fully described in that certain Offering Memorandum of the Parent dated May 29, 1997, as exchanged pursuant to that Offer to Exchange all outstanding 11% Senior Notes due June 1, 2007 for registered 11% Senior Notes Due June 1, 2007.

            "Nonratable Assignment" means an assignment by a Lender Party pursuant to Section 9.07(a) of a portion of its rights and obligations under this Agreement, other than an assignment of a uniform, and not a varying, percentage of all of the rights and obligations of such Lender Party under and in respect of all of the Facilities.

            "Note" means a Tranche 1 Term B Note or a Tranche 2 Term B Note.

            "Notice of Borrowing" has the meaning specified in Section 2.02(a).

            "NPL" means the National Priorities List under CERCLA.

            "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

            "OECD" means the Organization for Economic Cooperation and Development.

            "Open Year" has the meaning specified in Section 4.01(r)(iii).

            "Other Taxes" has the meaning specified in Section 2.11(b).

            "Parent" has the meaning specified in the Preliminary Statements.

            "Parent Guaranty" means the guaranty of the Parent set forth in
      Article VII.

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

            "Permitted Encumbrances" has the meaning specified in the Mortgages.

            "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) Permitted Encumbrances.

            "Permitted Payment" shall mean any payments of, or any payments made in connection with or related to, a Redemption of the Convertible Debt Securities.

            "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means a Single Employer Plan or a Multiple Employer Plan.

            "Pledged Debt" has the meaning specified in the Security Agreement.

            "Post-Petition Interest" has the meaning specified in Section 7.06
      (b).

            "Pre-Commitment Information" means all of the written information provided by or on behalf of the Borrower to the Joint Lead Arrangers and the Lenders prior to the Joint Lead Arrangers executing the Commitment Letter.

            "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

            "Public Debt Rating" means, as of any date, the rate that has been most recently announced by S&P and Moody's for any class of non-credit enhanced long-term senior unsecured debt issued by the Parent.

            "PUC" means any state regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any network facility or long distance telecommunications systems or over Persons who own, construct or operate a network facility or long distance telecommunications systems, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in such state.

            "Redeemable" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

            "Redemption of the Convertible Debt Securities" shall mean (i) a redemption of the Convertible Debt Securities, in whole or in part, by the Parent pursuant to Article III of the Indenture with respect thereto or
      (ii) a purchase of the Convertible Debt Securities by the Parent, the Borrower or any Subsidiary pursuant to a tender offer or one or more privately negotiated transactions.

            "Register" has the meaning specified in Section 2.15(b).

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Replaced Lender Party" has the meaning specified in Section
      2.11(g).

            "Replacement Effective Date" has the meaning specified in Section 2.11(g).

            "Replacement Lender Party" has the meaning specified in Section 2.11(g).

            "Required Lenders" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time and (b) the aggregate unused Commitments under the Facilities at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time and (B) the aggregate unused Commitments of such Lender at such time.

            "Responsible Officer" means any officer of any Loan Party or any of its Subsidiaries.

            "Secured Hedge Agreement" means any Hedge Agreement required or permitted under Article V that is entered into by and between the Borrower and any Hedge Bank.

            "Secured Obligations" has the meaning specified in the Security Agreement.

            "Secured Parties" means the Agents, the Lender Parties and the Hedge Banks.

            "Security Agreement" has the meaning specified in Section
      3.01(a)(ii).

            "Single Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under
      Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

            "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

            "Subsidiary Guarantors" means the Subsidiaries of the Borrower listed on Schedule II hereto and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to
      Section 5.01(j).

            "Subsidiary Guaranty" means the guaranty of the Subsidiary Guarantors set forth in Article VII.

            "Surviving Debt" means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the transactions contemplated by the Loan Documents.

            "Syndication Agent" has the meaning specified in the recital of parties to this Agreement.

            "Tax Certificate" has the meaning specified in Section 5.03(k)

            "Taxes" has the meaning specified in Section 2.11(a).

            "Termination Date" means the earlier of (a) the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01 and (b) October 5, 2007; provided, however, that (x) if the Convertible Debt Securities are not converted or refinanced in full on terms and conditions reasonably satisfactory to the Lenders on or prior to April 15, 2006, the Termination Date shall be April 15, 2006 and (y) if the 1997 Senior Notes are not refinanced in full on terms and conditions reasonably satisfactory to the Lenders on or prior to April 15, 2007, the Termination Date shall be April 15, 2007.

            "Tranche 1 Term B Advance" has the meaning specified in Section 2.01(a).

            "Tranche 1 Term B Borrowing" means a borrowing consisting of simultaneous Tranche 1 Term B Advances of the same Type made by the Tranche 1 Term B Lenders.

            "Tranche 1 Term B Commitment" means, with respect to any Tranche 1 Term B Lender at any time, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 2.15(b) as such Lender's "Tranche 1 Term B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.04.

            "Tranche 1 Term B Facility" means, at any time, the aggregate amount of the Tranche 1 Term B Lenders' Tranche 1 Term B Commitments at such time.

            "Tranche 1 Term B Lender" means any Lender that has a Tranche 1 Term B Commitment.

            "Tranche 1 Term B Note" means a promissory note of the Borrower payable to the order of any Tranche 1 Term B Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Tranche 1 Term B Advance made by such Lender, as amended.

            "Tranche 2 Term B Advance" has the meaning specified in Section 2.01(b).

            "Tranche 2 Term B Borrowing" means a borrowing consisting of simultaneous Tranche 2 Term B Advances of the same Type made by the Tranche 2 Term B Lenders.

            "Tranche 2 Term B Commitment" means, with respect to any Tranche 2 Term B Lender at any time, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 2.15(b) as such Lender's "Tranche 2 Term B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.04.

            "Tranche 2 Term B Escrow Agreement" means the Tranche 2 Term B Escrow Agreement, dated as of April 5, 2000, between the Borrower, the Escrow Agent and the Administrative Agent, as the same may be amended to the extent permitted in accordance with the terms of the Loan Documents.

            "Tranche 2 Term B Facility" means, at any time, the aggregate amount of the Tranche 2 Term B Lenders' Tranche 2 Term B Commitments at such time.

            "Tranche 2 Term B Lender" means any Lender that has a Tranche 2 Term B Commitment.

            "Tranche 2 Term B Note" means a promissory note of any Borrower payable to the order of any Tranche 2 Term B Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of such Borrower to such Lender resulting from the Tranche 2 Term B Advance made by such Lender, as amended.

            "Transaction" means the Financing and the other transactions contemplated by the Loan Documents.

            "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

            "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

            "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

            SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").

                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

            SECTION 2.01. The Advances. (a) The Tranche 1 Term B Advances. Each Tranche 1 Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Tranche 1 Term B Advance") to the Borrower on the Effective Date in an amount not to exceed such Lender's Tranche 1 Term B Commitment at such time. The Tranche 1 Term B Borrowing shall consist of Tranche 1 Term B Advances made simultaneously by the Tranche 1 Term B Lenders ratably according to their Tranche 1 Term B Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

            (b) The Tranche 2 Term B Advances. Each Tranche 2 Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Tranche 2 Term B Advance") to the Borrower on the Effective Date in an amount not to exceed such Lender's Tranche 2 Term B Commitment at such time. On the date the Tranche 2 Term B Advance is made, the Lenders shall deposit such Tranche 2 Term B Advances in the Escrow Account (and thereafter to be applied pursuant to the terms of the Tranche 2 Term B Escrow Agreement). The Tranche 2 Term B Borrowing shall consist of Tranche 2 Term B Advances made simultaneously by the Tranche 2 Term B Lenders ratably according to their Tranche 2

Term B Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

            SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made,
(iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account.

            (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $10,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.09 and (ii) the Advances may not be outstanding as part of more than 5 separate Borrowings.

            (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of any interest that, but for such failure, such Lender would have earned with respect to such principal amount, reduced, if such Lender is able to redeposit or reinvest such principal amount, by interest earned by such Lender as a result of such redeposit or reinvestment), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

            (d) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.06 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

            (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

            SECTION 2.03. Repayment of Advances. (a) Tranche 1 Term B Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Tranche 1 Term B Lenders the aggregate outstanding principal amount of the Tranche 1 Term B Advances on the following dates in the amounts indicated (which amount shall be reduced as a result of the application of prepayments in accordance with Section 2.05).

                  -------------------------------------------
                          Date                 Amount
                  -------------------------------------------
                  June 30, 2000               $ 250,000
                  -------------------------------------------
                  September 30, 2000          $ 250,000
                  -------------------------------------------
                  December 31, 2000           $ 250,000
                  -------------------------------------------
                  March 31, 2001              $ 250,000
                  -------------------------------------------
                  June 30, 2001               $ 250,000
                  -------------------------------------------
                  September 30, 2001          $ 250,000
                  -------------------------------------------
                  December 31, 2001           $ 250,000
                  -------------------------------------------

                  -------------------------------------------
                  March 31, 2002              $ 250,000
                  -------------------------------------------
                  June 30, 2002               $ 250,000
                  -------------------------------------------
                  September 30, 2002          $ 250,000
                  -------------------------------------------
                  December 31, 2002           $ 250,000
                  -------------------------------------------
                  March 31, 2003              $ 250,000
                  -------------------------------------------
                  June 30, 2003               $ 250,000
                  -------------------------------------------
                  September 30, 2003          $ 250,000
                  -------------------------------------------
                  December 31, 2003           $ 250,000
                  -------------------------------------------
                  March 31, 2004              $ 250,000
                  -------------------------------------------
                  June 30, 2004               $ 250,000
                  -------------------------------------------
                  September 30, 2004          $ 250,000
                  -------------------------------------------
                  December 31, 2004           $ 250,000
                  -------------------------------------------
                  March 31, 2005              $ 250,000
                  -------------------------------------------
                  June 30, 2005               $ 250,000
                  -------------------------------------------
                  September 30, 2005          $ 250,000
                  -------------------------------------------
                  December 31, 2005           $ 250,000
                  -------------------------------------------
                  March 31, 2006              $ 250,000
                  -------------------------------------------
                  June 30, 2006               $ 250,000
                  -------------------------------------------
                  September 30, 2006          $ 250,000
                  -------------------------------------------
                  December 31, 2006        $ 23,375,000
                  -------------------------------------------
                  March 31, 2007           $ 23,375,000
                  -------------------------------------------
                  June 30, 2007            $ 23,375,000
                  -------------------------------------------
                  Termination Date         $ 23,375,000
                  -------------------------------------------

provided, however, that the final principal installment shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Tranche 1 Term B Advances outstanding on such date.

            (b) Tranche 2 Term B Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Tranche 2 Term B Lenders the aggregate outstanding principal amount of the Tranche 2 Term B Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

                  -------------------------------------------
                          Date                 Amount
                  -------------------------------------------
                  June 30, 2000               $ 150,000
                  -------------------------------------------
                  September 30, 2000          $ 150,000
                  -------------------------------------------
                  December 31, 2000           $ 150,000
                  -------------------------------------------
                  March 31, 2001              $ 150,000
                  -------------------------------------------
                  June 30, 2001               $ 150,000
                  -------------------------------------------
                  September 30, 2001          $ 150,000
                  -------------------------------------------
                  December 31, 2001           $ 150,000
                  -------------------------------------------
                  March 31, 2002              $ 150,000
                  -------------------------------------------
                  June 30, 2002               $ 150,000
                  -------------------------------------------
                  September 30, 2002          $ 150,000
                  -------------------------------------------
                  December 31, 2002           $ 150,000
                  -------------------------------------------
                  March 31, 2003              $ 150,000
                  -------------------------------------------
                  June 30, 2003               $ 150,000
                  -------------------------------------------
                  September 30, 2003          $ 150,000
                  -------------------------------------------
                  December 31, 2003           $ 150,000
                  -------------------------------------------
                  March 31, 2004              $ 150,000
                  -------------------------------------------
                  June 30, 2004               $ 150,000
                  -------------------------------------------
                  September 30, 2004          $ 150,000
                  -------------------------------------------
                  December 31, 2004           $ 150,000
                  -------------------------------------------
                  March 31, 2005              $ 150,000
                  -------------------------------------------

                  -------------------------------------------
                  June 30, 2005               $ 150,000
                  -------------------------------------------
                  September 30, 2005          $ 150,000
                  -------------------------------------------
                  December 31, 2005           $ 150,000
                  -------------------------------------------
                  March 31, 2006              $ 150,000
                  -------------------------------------------
                  June 30, 2006               $ 150,000
                  -------------------------------------------
                  September 30, 2006          $ 150,000
                  -------------------------------------------
                  December 31, 2006        $ 14,025,000
                  -------------------------------------------
                  March 31, 2007           $ 14,025,000
                  -------------------------------------------
                  June 30, 2007            $ 14,025,000
                  -------------------------------------------
                  Termination Date         $ 14,025,000
                  -------------------------------------------

provided, however, that the final principal installment shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Tranche 2 Term B Advances outstanding on such date.

            SECTION 2.04. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Tranche 1 Term B Commitments and the Tranche 2 Term B Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Lenders in accordance with their Commitments with respect to such Facility.

            (b) Mandatory. At the close of business on the Effective Date, the Tranche 1 Term B Commitments and the Tranche 2 Term B Commitments shall be reduced to zero.

            SECTION 2.05. Prepayments. (a) Optional. The Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Each such prepayment of any Advances shall be applied to the installments thereof on a pro rata basis; provided further that (i) on or before the twelve-month anniversary of the Effective Date, any prepayment of Advances pursuant to this Section 2.05(a) shall be made at 103% of par, (ii) after the twelve-month anniversary and on or before the eighteen-month anniversary of the Effective Date, any prepayment of Advances pursuant to this Section 2.05(a) shall be made at 102% of par, (iii) after the eighteen-month anniversary and on or before the twenty-four month anniversary of the Effective Date, any prepayment of Advances pursuant to this Section 2.05(a) shall be made at 101.5% of par, (iv) after the twenty-four month anniversary and on or before the thirty month anniversary of the Effective Date, any prepayment of Advances pursuant to this Section 2.05(a) shall be made at 101% of par, (v) after the thirty-month anniversary and on or before the thirty-six month anniversary of the Effective Date, any prepayment of Advances pursuant to Section 2.05(a) shall be made at 100.5% of par and (vi) thereafter, any prepayment of Advances shall be made at 100% of par.

            (b) Mandatory. (i) The Borrower shall, on the 90th day following the end of each Fiscal Year commencing with the 2001 Fiscal Year, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the amount of Excess Cash Flow in excess of $10,000,000 for such Fiscal Year. Each such prepayment shall be applied ratably to each Facility and to the installments thereof on a pro rata basis.

            (ii) The Borrower shall, within two Business Days of receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries (other than leases in the ordinary course of business or any sale, lease, transfer or other disposition of assets pursuant to clause (i), (ii),
(iv) or (v) of Section 5.02(e)) and (B) any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Subsidiaries and not otherwise included in clause (A) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied ratably to each Facility and to the installments thereof on a pro rata basis.

            (iii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

            SECTION 2.06. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

            (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

            (b) Default Interest. Upon the occurrence and during the continuance of a Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

            (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.08 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Borrower and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

            SECTION 2.07. Fees. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent.

            SECTION 2.08. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.09, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate

Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

            (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically Convert into Base Rate Advances.

            (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

            (iii) Upon the occurrence and during the continuance of any Default,
(x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

            SECTION 2.09. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances (excluding, for purposes of this Section 2.09, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.11 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.09(a) agrees to use reasonable efforts (consistent with internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

            (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend hereunder and other commitments of such type, then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

            (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least a majority of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

            (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lenders, be otherwise disadvantageous to such Lender.

            SECTION 2.10. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.14), not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed
(i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and
(ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

            (c) All computations of interest based on the Base Rate and fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding

Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

            (f) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

            SECTION 2.11. Taxes. (a) Any and all payments by or for the account of any Loan Party hereunder, or in respect of the Notes or any other Loan Document, shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If a Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or other Loan Documents to any Lender Party or any Agent, (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, each Loan Party shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, the Notes or any other Loan Document (hereinafter referred to as "Other Taxes").

            (c) Each Loan Party shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.11, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes, the relevant Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes or other Loan Documents by or on behalf of such Loan Party through an account or branch outside the United States or by or on behalf of such Loan Party by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this
Section 2.11, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

            (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the relevant Loan Party (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and each Loan Party with two original Internal Revenue Service forms 1001, 4224 or W-8ECI or W-8 or W-8BEN (and, if such Lender Party delivers a form W-8 or W-8BEN, a certificate representing that such Lender Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder, within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, of the Loan Party and is not a controlled foreign corporation related to the Loan Party, within the meaning of Section 864(d)(4) of the Internal Revenue Code), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes (or, in the case of a Lender Party providing a form W-8 or W-8BEN, certifying that such Lender Party is a foreign corporation, partnership, estate or trust). If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this
Section 2.11 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224, W-8, W-8BEN or W-8ECI (or the related certificate described above), that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Loan Party and shall not be obligated to include in such form or document such confidential information.

            (f) For any period with respect to which a Lender Party has failed to provide the relevant Loan Party with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or
(c) of this Section 2.11 with respect to Taxes imposed by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the relevant Loan Party shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

            (g) The Loan Party may replace any Lender Party that has requested additional amounts under this Section 2.11, by written notice to such Lender Party and the Administrative Agent and identifying one or more persons each of which shall be reasonably acceptable to the Administrative Agent (each, a "Replacement Lender Party", and collectively, the "Replacement Lender Parties") to replace such Lender Party (the "Replaced Lender Party"); provided that (I) the notice from such Loan Party to the Replaced Lender Party and the Administrative Agent provided for herein above shall specify an effective date for such replacement (the "Replacement Effective Date"), which shall be at least five (5) Business Days after such notice is given and (ii) as of the relevant Replacement Effective Date, each

Replacement Lender Party shall enter into an Assignment and Acceptance with the Replaced Lender Party pursuant to Section 9.07(a) (but shall not be required to pay the processing fee otherwise payable to the Administrative Agent pursuant to
Section 9.07(a)), pursuant to which such Replacement Lender Parties collectively shall acquire, in such proportion among them as they may agree with such Loan Party and the Administrative Agent, all (but not less than all) of the Commitments and outstanding Advances of the Replaced Lender Party, and, in connection therewith, shall pay to the Replaced Lender Party, as the purchase price in respect thereof, an amount equal to the sum as of the Replacement Effective Date, without duplication, of (x) the unpaid principal amount of, and all accrued but unpaid interest on, all outstanding Advances of the Replaced Lender Party and (y) the Replaced Lender Party's ratable share of all accrued but unpaid fees owing to the Replaced Lender Party hereunder.

            SECTION 2.12. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; provided, further, that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by an Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another

Lender Party pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

            SECTION 2.13. Use of Proceeds. The proceeds of (i) the Tranche 1 Term B Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely to effect the Financing (including financing the build-out of the collocation and data services businesses), pay transaction fees and expenses, refinance certain Existing Debt and for other general corporate purposes and (ii) the Tranche 2 Term B Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely to purchase equipment.

            SECTION 2.14. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.14.

            (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

            (i) first, to the Administrative Agent for any Defaulted Amounts then owing to the Administrative Agent hereunder; and

            (ii) second, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.14.

            (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Morgan Stanley & Co. Incorporated, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Morgan Stanley & Co. Incorporated's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

            (i) first, to the Administrative Agent for any amounts then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

            (ii) second, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

            (iii) third, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

            (d) The rights and remedies against a Defaulting Lender under this
Section 2.14 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

            SECTION 2.15. Evidence of Debt; Register. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Tranche 1 Term B Note and a Tranche 2 Term B Note, as applicable, in substantially the form of Exhibits A-1 and

A-2 hereto, respectively, payable to the order of such Lender Party in a principal amount equal to the Tranche 1 Term B Commitment and the Tranche 2 Term B Commitment, respectively, of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

            (b) The Administrative Agent shall maintain at its address referred to in Section 9.02 a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of each Lender Party from time to time (the "Register"). The Register maintained by the Administrative Agent pursuant to this Section shall also include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party's share thereof.

            (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

            (d) The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and theBorrower, the Agents and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                                  ARTICLE III

                             CONDITIONS OF LENDING

            SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of
Credit:

            (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                  (i) The Notes payable to the order of the Lenders, to the
            extent requested by any Lender pursuant to Section 2.15(a).

                  (ii) A security agreement in substantially the form of Exhibit
            D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "Security Agreement"), duly executed by each Loan Party, together with:

                        (A) certificates representing the Pledged Shares
                  referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                        (B) acknowledgment copies or stamped receipt copies of
                  proper financing statements, duly filed on or before the day of the Initial Extension of Credit under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                        (C) completed requests for information, dated on or
                  before the date of the Initial Extension of Credit, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements,

                        (D) evidence of the completion of all other recordings
                  and filings of or with respect to the Security Agreement that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the Liens created thereby,

                        (E) evidence of the insurance required by the terms of the Security Agreement,

                        (F) copies of the Assigned Agreements referred to in the
                  Security Agreement, together with a consent to such assignment, in substantially the form of Exhibit B to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Loan Parties,

                        (G) the Pledged Account Letters referred to in the
                  Security Agreement, duly executed by each Pledged Account Bank referred to in the Security Agreement, and

                        (H) evidence that all other action that the
                  Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords' and bailees' waiver and consent agreements).

                  (iii) Certified copies of the resolutions of the Board of
            Directors of each Loan Party approving the Financing and the other transactions contemplated by the Loan Documents and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Financing and the other transactions contemplated by the Loan Documents and each Loan Document to which it is or is to be a party.

                  (iv) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in such Secretary's office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

                  (v) A copy of a certificate of the Secretary of State of the jurisdiction of qualification to do business, dated reasonably near the date of the Initial Extension of Credit, stating that each Loan Party is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

                  (vi) A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such

            Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(a)(iv), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(iii) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                  (vii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                  (viii) Certificates, in substantially the form of Exhibit F hereto, attesting to the Solvency of each Loan Party before and after giving effect to the Transaction, from its chief financial officer.

                  (ix) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have reasonably requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements dated December 31, 1998, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lender Parties' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the day of the Initial Extension of Credit), pro forma financial statements as to the Borrower and forecasts prepared by management of the Borrower, in form and substance reasonably satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a monthly basis for the first year following the day of the Initial Extension of Credit and on an annual basis for each year thereafter until the Termination Date.

                  (x) Evidence of insurance naming the Collateral Agent as
            additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is reasonably satisfactory to the Lender Parties.

                  (xi) A Notice of Borrowing relating to the Initial Extension of Credit.

                  (xii) A favorable opinion of Hogan & Hartson L.L.P., counsel for the Loan Parties, in substantially the form of Exhibit G hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                  (xiii) The Tranche 2 Term B Escrow Agreement, on terms and conditions reasonably satisfactory to the Lender Parties, dated the date hereof among the Administrative Agent, the Borrower and Morgan Stanley.

            (b) The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries the Equity Interests in which Subsidiaries is being pledged pursuant to the Loan Documents, including the terms and conditions of the charter, bylaws and each class of Equity Interest in each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

            (c) The Lender Parties shall be satisfied that all Existing Debt, other than Surviving Debt, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all Surviving Debt shall be on terms and conditions reasonably satisfactory to the Lender Parties.

            (d) Before giving effect to the Transaction, there shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Parent and its Subsidiaries, taken as a whole since December 31, 1998.

            (e) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect other than the matters described on Schedule 4.01(f) hereto (the "Disclosed Litigation") or (ii) could reasonably be expected to have a material adverse effect on the Transaction or the consummation of the Transaction.

            (f) All governmental and third party consents and approvals necessary in connection with the Financing and the other transactions contemplated by the Loan Documents shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lender Parties) and shall remain in effect (other than any consents and approvals the absence of which, either individually or in the aggregate, would not have a Material Adverse Effect); all applicable waiting periods in connection with the Financing and the other transactions contemplated by the Loan Documents shall have expired without any action being taken by any competent authority (other than any action which either individually or in the aggregate with all such actions would not reasonably be expected to have a Material Adverse Effect), and no law or regulation shall be applicable in the reasonable judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the Financing or the other transactions contemplated by the Loan Documents or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

            (g) All Pre-Commitment Information shall be true and correct in all material aspects as of the date specified therein, and no additional information shall have come to the attention of the Administrative Agent or the Initial Lenders that could reasonably be expected to have a Material Adverse Effect.

            (h) The Lender Parties shall have completed a due diligence investigation of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Lender Parties, and nothing shall have come to the attention of the Lender Parties during the course of such due diligence investigation to lead them to believe (i) that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect and (ii) that the Transaction will have a Material Adverse Effect; without limiting the generality of the foregoing, the Lender Parties shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries as they shall have requested.

            (i) The Borrower shall have paid all accrued fees of the Joint Lead Arrangers, the Administrative Agent and the Lender Parties and all accrued expenses of the Agents (including the accrued fees and expenses of counsel to the Administrative Agent and the Joint Lead Arrangers and local counsel to the Lenders).

            (j) The Initial Lenders shall be satisfied that (i) the Parent and its Subsidiaries will be able to meet their respective obligations under all employee and retiree welfare plans, (ii) the employee benefit plans of the Parent and its ERISA affiliates are, in all material respects, funded in accordance with the minimum statutory requirements, (iii) no "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such employee benefit plan and (iv) no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could reasonably be expected to result in a material liability.

            (k) All of the proceeds of the Tranche 2 Term B Borrowing shall have been deposited in the Escrow Account subject to the terms and conditions of the Tranche 2 Term B Escrow Agreement.

            SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing (a) the following statements shall be true (and the giving of the applicable Notice of

Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing such statements are true):

            (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance, in which case as of such specific date; and

            (ii) no Default has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

            SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

            (a) Each Loan Party and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted, except where the failure to have such power or authority would not be reasonably likely to have a Material Adverse Effect. All of the outstanding Equity Interests in the Borrower has been validly issued, is fully paid and non-assessable and is owned by the Parent free and clear of all Liens, except those created under the Collateral Documents.

            (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries has been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

            (c) The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party, and the consummation of the Financing and the other transactions contemplated by the Loan Documents, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, indenture, mortgage, deed of trust, or material contract, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

            (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (including, without limitation, the FCC or any applicable PUC) or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party, or for the consummation of the Financing or the other transactions contemplated by the Loan Documents,
      (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on
      Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Financing and the other transactions contemplated by the Loan Documents have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

            (e) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

            (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or, to the Borrower's knowledge, threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of Transaction, and there has been no material adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

            (g) The Consolidated balance sheet of the Parent and its Subsidiaries as at December 31, 1998, and the related Consolidated statement of income and Consolidated statement of cash flows of the Parent and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Arthur Andersen, independent public accountants, and the Consolidated balance sheet of the Parent and its Subsidiaries as at June 30, 1999, and the related Consolidated statement of income and Consolidated statement of cash flows of the Parent and its Subsidiaries for the [six] months then ended, duly certified by the Chief Financial Officer of the Parent, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at June 30,1999, and said statements of income and cash flows for the [six] months then ended, to year-end audit adjustments, the Consolidated financial condition of the Parent and its Subsidiaries as at such date and the Consolidated results of operations of the Parent and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 1998, there has been no Material Adverse Change.

            (h) The Consolidated pro forma balance sheet of the Parent and its Subsidiaries as at December 31, 1999, and the related historical financial and operational data for the Parent and its Subsidiaries for the Fiscal Year ended December 31, 1999 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such statements.

            (i) The Consolidated forecasted balance sheet, statement of income and statement of cash flows of the Parent and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(ix) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Parent's best estimate of its future financial performance.

            (j) Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

            (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

            (l) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

            (m) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could have a Material Adverse Effect.

            (n) The Collateral Documents create a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken in accordance with the provisions of the Security Agreement. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

            (o) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

            (p) (i) Set forth on Schedule 4.01(p) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans.

            (ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

            (iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

            (iv) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability exceeding $1,000,000 to any Multiemployer Plan.

            (v) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

            (q) (i) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

            (ii) None of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or to the best of its knowledge, is adjacent to any such property; there are no and or to the best of its knowledge never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or to the best of its knowledge operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or, to the best of its knowledge, operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries except as specifically permitted under Environmental Laws.

            (iii) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

            (r) (i) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement.

            (ii) (x) all tax returns and all material statements, reports and forms (including estimated tax or information returns) (collectively, the "Tax Returns") required to be filed with any taxing authority by, or with respect to, each Loan Party and their subsidiaries have been timely filed in accordance with all applicable laws and, as of time of filing, each Tax Return was accurate and complete and correctly reflected the facts regarding income, business, assets, operations and the status of each Loan Party and their subsidiaries; (y) each Loan Party and their subsidiaries has timely paid or made adequate provision for payment of all taxes that are shown as due and payable on Tax Returns that have been so filed or that are otherwise required to be paid, including without limitation, assessments, interest and penalties (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the financial statements delivered hereunder) and (z) each Loan Party and its Subsidiaries have made adequate provision for all taxes payable by such Loan Party and its Subsidiaries for which no Tax Return has yet been filed or which are otherwise due.

            (iii) Set forth on Part I of Schedule 4.01(r) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

            (iv) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries and Affiliates proposed by the Internal Revenue Service with respect to Open Years does not exceed $35,000. Set forth on
      Part II of Schedule 4.01(r) hereto is a complete and accurate description, as of the date hereof, of each such item that separately, for all such Open Years, together with applicable interest and penalties, exceeds $100,000. To the Borrower's knowledge, no issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

            (v) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries and Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $35,000. No issues have been raised by such taxing authorities that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

            (vi) No "ownership change" as defined in Section 382(g) of the Internal Revenue Code, and no event that would result in the application of the "separate return limitation year" or "consolidated return change of ownership" limitations under the Federal income tax consolidated return regulations, has occurred with respect to any Loan Party since January 29, 1996.

            (s) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

            (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt), showing as of the date hereof the obligor and the principal amount outstanding thereunder.

            (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

            (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

            (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

            (x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

            (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

            (z) Set forth on Schedule 4.01(z) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

            (aa) Set forth on Schedule 4.01(aa) hereto is a complete and accurate list of all Material Contracts of each Loan Party and its Subsidiaries, showing as of the date hereof the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any Material Contract by any party thereto.

            (bb) The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the risk that computer applications used by the Borrower or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (the "Year 2000 Problem"), (ii) developed a plan and timetable for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented that plan in accordance with such timetable. Based on the foregoing, the Borrower believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 ("Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE V

                            COVENANTS OF THE PARENT

            SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender Party shall have any Commitment hereunder, the Parent will:

            (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, the rules and regulations of the FCC and each applicable PUC.

            (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

            (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, to the extent required by and in accordance with all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

            (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Parent or such Subsidiary operates.

            (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Parent and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d) and provided further that neither the Parent nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Parent, such Subsidiary or the Lender Parties.

            (f) Visitation Rights. At any reasonable time upon prior reasonable notice and from time to time, permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Parent and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Parent and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

            (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Parent and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

            (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

            (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Parent or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

            (j) Covenant to Guarantee Obligations and Give Security. Upon (x) the request of the Collateral Agent following the occurrence and during the continuance of a

      Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any property in the case of any property acquired with Tranche 2 Term B Advances and any property acquired for a purchase price in excess of $10,000,000 in any Fiscal Year and $50,000,000 in the aggregate over the term of this Agreement in the case of any property acquired with Tranche 1 Term B Advances by any Loan Party, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower's expense:

                  (i) in connection with the formation or acquisition of a
            Subsidiary, within 30 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

                  (ii) within 30 days after such request, formation or
            acquisition, furnish to the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Collateral Agent,

                  (iii) within 60 days after such request, formation or
            acquisition, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent mortgages, pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties,

                  (iv) within 60 days after such request, formation or
            acquisition, take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms,

                  (v) within 60 days after such request, formation or
            acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Collateral Agent as to the matters contained in clauses (i), (iii) and (iv) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause
            (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Collateral Agent may reasonably request,

                  (vi) within 60 days after such request, formation or
            acquisition, or as promptly as practicable thereafter, deliver, upon the request of the Collateral Agent in its sole discretion, to the Collateral Agent with respect to each parcel of real property owned by the entity that is the subject of such request, formation or acquisition such title reports, surveys and engineering, soils and other reports, and environmental assessment reports, as may be prepared in the ordinary course of business by such entity, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent,

                  (vii) upon the occurrence and during the continuance of a
            Default, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into the Cash Collateral Account, and with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Collateral Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends, and

                  (viii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent may deem reasonably necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements and security agreements.

            (k) Further Assurances. (i) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

            (ii) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so. Notwithstanding the foregoing, no Loan Party shall be required, solely pursuant to the provisions of this Section 5.01(k), to encumber any assets which were not otherwise required to be encumbered on the Effective Date or pursuant to Section 5.01(j) of this Agreement.

            (l) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except in each of the foregoing cases where the failure to do so would not have a Material Adverse Effect.

            (m) Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect until the cancellation or termination thereof in accordance with its terms, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except in each of the foregoing cases where the failure to do so would not have a Material Adverse Effect.

            (n) Conditions Subsequent. Within 90 days of any Loan Party or Loan Parties investing more than $4,000,000 in any of the real property listed on Schedule 4.01(w) hereto, individually, or more than $20,000,000 in one or more of such properties, in the aggregate, deliver to the Administrative Agent the following each dated such day (unless otherwise specified) in form and substance satisfactory to the Lenders.

                  (i) Deeds of trust, trust deeds, mortgages, leasehold
            mortgages and leasehold deeds of trust in form reasonably satisfactory to the Administrative Agent (together with the Assignments of Leases and Rents referred to therein and each other mortgage delivered pursuant to Section 5.01(j), in each case as amended, the "Mortgages"), duly executed by the appropriate Loan Party, together with:

                        (A) evidence that counterparts of the Mortgages have
                  been duly recorded in all filing or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

                        (B) fully paid American Land Title Association Lender's
                  Extended Coverage title insurance policies (the "Mortgage Policies") in form and substance, with endorsements and in amount reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably deem necessary or desirable,

                        (C) American Land Title Association form surveys,
                  certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Administrative Agent,

                        (D) the Assignments of Leases and Rents referred to in
                  the Mortgages, duly executed by the appropriate Loan Party,

                        (E) such consents and agreements of lessors and other
                  third parties, and such estoppel letters and other confirmations, as the Administrative Agent may reasonably deem necessary or desirable,

                        (F) evidence of the insurance required by the terms of
                  the Mortgages, and

                        (G) evidence that all other action that the
                  Administrative Agent may deem reasonably necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

            SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender Party shall have any Commitment hereunder, the Parent will not, at any time:

            (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Parent or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

                  (i)   Liens created under the Loan Documents;

                  (ii)  Permitted Liens;

                  (iii) Liens existing on the date hereof and described on
            Schedule 4.01(v) hereto;

                  (iv) Liens arising in connection with Capitalized Leases
            permitted under Section 5.02(b)(iii); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases; and

                  (v) Liens securing up to $200,000,000 of Debt of the Borrower under an additional facility (the "Additional Facility") to the extent that (1) such Debt is permitted pursuant to the proviso of
            Section 5.02(b) below, (2) no Default has occurred and is continuing or would result from the issuance of such Debt, (3) such Debt matures at least three months after the final maturity date of the Facilities, (4) the average life of the Additional Facility is longer that the average life of the Facilities and (5) the interest rate in respect of the Additional Facility is no greater than 0.50% per annum above the interest rate applicable to the Facilities (it being understood that the Debt in respect of the Additional Facility may be secured, on a pro rata basis (subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent), with (x) the Debt in respect of the Tranche 2 Term B Facility and
            (y) the Debt in respect of the Tranche 1 Term B Facility so long as, after giving effect to such pro rata security arrangements, the Debt in respect of the Tranche 1 Term B Facility would be fully secured, in each case, to the extent that all agreements governing the terms of the Debt of the Parent and its Subsidiaries shall not prohibit such security arrangements).

            (b) Debt. Incur or permit any of its Subsidiaries to Incur any Debt, provided that the Parent and its Subsidiaries may Incur Debt if, after giving effect to the incurrence of such Debt and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be at least 1.25:1.

            Notwithstanding the foregoing, the Parent and its Subsidiaries (except as specified below) may incur each and all of the following:

                  (i) with respect to the Parent and its Subsidiaries, Debt
            under the Loan Documents;

                  (ii) Subordinated Debt of the Parent or the Borrower
            outstanding at any time in an aggregate principal amount (together with refinancings thereof) not to exceed $50,000,000 so long as the maturity of such Debt is at least three months following the final maturity date of the Facilities and the other terms and conditions of such Debt are reasonably satisfactory to the Required Lenders;

                  (iii) (x) Capitalized Leases not to exceed in the aggregate
            $50,000,000 at any time outstanding, and (y) in the case of Capitalized Leases to which any Subsidiary of the Borrower is a party, Debt of the Borrower of the type described in clause (i) of the definition of "Debt" guaranteeing the Obligations of such Subsidiary under such Capitalized Leases;

                  (iv)  the Surviving Debt;

                  (v) Debt of the Parent so long as (1) a sufficient amount of cash to pay interest on the Facilities for the next succeeding 24 months (in the reasonable judgment of the Administrative Agent) is deposited into escrow on terms and conditions that are mutually acceptable to the Administrative Agent and the Borrower, (2) the final maturity date of such Debt is at least three months after the final maturity date of the Facilities, (3) the Administrative Agent and the Required Lenders are reasonably satisfied that the Parent and its Subsidiaries shall be in compliance with the provisions of the Loan Documents for the period from the end of the escrow arrangements through the final maturity of the Facilities and (4) the Public Debt Rating of the Parent shall not be downgraded by any rating agency by more than one level as a result of the issuance of such Debt;

                  (vi) Debt of the Borrower under Hedge Agreements; provided that such agreements (a) are designed solely to protect the Borrower or its Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Debt of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and

                  (vii) Debt of any Loan Party owed to any other Loan Party.

            Notwithstanding any other provision under this Section 5.02(b), the maximum amount of Debt that the Borrower or a Subsidiary may Incur pursuant to this Section 5.02(b) shall not be deemed to be exceeded, with respect to any outstanding Debt, due solely to the result of fluctuations in the exchange rates of currencies.

            (c) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof provided that, the Parent or any of its Subsidiaries may engage in activities that are ancillary or related to its business.

            (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:
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                                       65


                  (i) any Subsidiary of the Borrower may merge into or
            consolidate with any other Subsidiary of the Borrower, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a Subsidiary of the Borrower, provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor;

                  (ii) in connection with any acquisition permitted under
            Section 5.02(f), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a Subsidiary of the Borrower;

                  (iii) in connection with any sale or other disposition
            permitted under Section 5.02(e) (other than clause (ii) thereof), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

                  (iv) any of the Borrower's Subsidiaries may merge into the
            Borrower; and

                  (v)   any Person may merge into the Borrower;

      provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default and in the case of any such merger to which the Borrower is a party, (i) the Borrower is the surviving corporation and (ii) except as permitted by
      Section 5.02(f)(vii), such merger does not adversely affect the existing rating of the Debt under this Agreement by S&P and Moody's or the Public Debt Rating.

            (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets (excluding Equity Interests), or grant any option or other right to purchase, lease or otherwise acquire any assets other than Inventory to be sold in the ordinary course of its business, except:

                  (i) (A) sales of Inventory in the ordinary course of its
            business and (B) sales and leases of assets, including, without limitation, fiber sales in the ordinary course of its business consistent with prudent business practice for companies engaged in similar businesses;

                  (ii) in a transaction authorized by Section 5.02(d) (other than subsection (iii) thereof);

                  (iii) sales of assets for cash and for fair value in an
            aggregate amount not to exceed $10,000,000 in any Fiscal Year;

                  (iv) sales of obsolete equipment for cash in an aggregate
            amount not to exceed $50,000,000; and

                  (v) any sale, lease, transfer or other disposition by the
            Parent or any Subsidiary of the Parent to a Loan Party;

      provided that in the case of sales of assets pursuant to clause (iii) above, the Borrower shall, on the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Advances pursuant to, and in the amount and order of priority set forth in, Section 2.05(b)(ii), as specified therein.

            (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

            (i) equity Investments by the Parent and its Subsidiaries in their Subsidiaries outstanding on the date hereof and additional Investments in Loan Parties;

                  (ii) loans and advances to employees in the ordinary course of the business of the Parent and its Subsidiaries in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

                  (iii) Investments in Cash Equivalents;

                  (iv)  Investments existing on the date hereof and described on
            Schedule 4.01(y) hereto;

                  (v) other Investments in an aggregate cash amount invested not to exceed $150,000,000 plus 50% of the Net Cash Proceeds from any issuance of Equity Interests after the date of the Commitment Letter; provided that with respect to Investments made under this clause (v): (1) any newly acquired or organized Subsidiary of the Parent or any of its Subsidiaries shall be a wholly owned Subsidiary thereof; (2) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; and (3) any company or business acquired or invested in pursuant to this clause (v) shall be in the same line of business as the business of the Parent or any of its Subsidiaries or shall be engaged in an ancillary or related business; provided further that, if (i) any such Investment is made with a combination of cash and shares, stock or other securities of the Parent or any of its Subsidiaries and (ii) such Investment results in the rating of the Debt under this Agreement by S&P and Moody's or the Public Debt Rating existing at the time of such Investment being downgraded by more than one level, then the Applicable Margin shall increase by 0.50% per annum.

                  (vi) extension of trade credit in the ordinary course of
            business; and

                  (vii) shares, stock or other securities of any Person received in exchange for shares, stock or other securities of the Parent or any of its Subsidiaries; provided however that, if such combination results in the rating of the Debt under this Agreement by S&P and Moody's or the Public Debt Rating existing as of the time of such Investment being downgraded by more than one level, then the Applicable Margin shall increase by 0.50% per annum.

            (g) Restricted Payments. If a Default under Section 6.01(a) or 5.02(b) has occurred and is continuing, in the case of the Borrower and its Subsidiaries, declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests or accept any capital contributions (other than capital contributions from the Borrower's or any such Subsidiary's parent to the extent permitted under 5.02(f)(i)), or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower or to issue or sell any Equity Interests therein; provided, however that, the Parent may use proceeds of such cash dividends only for the following purposes: (A) to pay scheduled interest and principal then due and payable on the Surviving Debt listed on part B of Schedule 4.01(u), (B) to make Permitted Payments in the aggregate amount of $10,000,000 during the term of this Agreement, so long as such proceeds shall not be used in consideration for principal payable on the Convertible Debt Securities and (C) to pay scheduled interest and principal of Debt issued by the Parent after the Effective Date in accordance with the terms of Section 5.02(b).

            (h) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents except for any amendment that could not reasonably be expected to have a Material Adverse Effect.

            (i) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles, or (ii) Fiscal Year.

            (j) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Advances in accordance with the terms of this Agreement, (ii) regularly scheduled or required repayments or redemptions or optional redemptions of Surviving Debt and (iii) Permitted Payments in the aggregate amount not to exceed $10,000,000 during the term of this Agreement, or amend, modify or change in any manner any term or condition of any Surviving Debt, except for any amendment, modification or change that could not reasonably be expected to have a Material Adverse Effect, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower or another Subsidiary of the Parent.

            (k) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Parties or (ii) in connection with (A) any Surviving Debt or (B) any Capitalized Lease permitted by Section 5.02(b)(iii) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto.

            (l) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

            (m) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

            (n) Formation of Subsidiaries. Organize or invest, or permit any Subsidiary to organize or invest, in any new Subsidiary except (a) as permitted under Section 5.02(f)(i) or (v) and (b) so long as (i) there exists no Default or Event of Default both before and after giving effect to the creation of any new wholly owned Subsidiary and the transfer of any assets to such wholly owned Subsidiary, (ii) immediately upon the creation of any new wholly owned Subsidiary, such Subsidiary shall become a Subsidiary Guarantor, (iii) the Borrower immediately delivers all shares of stock of the new wholly owned Subsidiary to the Administrative Lender together with stock powers executed in blank, and (iv) the Borrower or any Subsidiary of the Borrower owning any portion of the stock of any such new wholly owned Subsidiary executes and delivers to the Administrative Lender a pledge agreement pledging all such stock to secure the Obligations in form substantially similar to the pledge agreement executed by the Borrower in connection with this Agreement, the Borrower may create a new wholly owned Subsidiary of the Borrower.

            (o) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, (ii) any agreement or instrument evidencing Surviving Debt and (iii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower.

            (p) Amendment, Etc., of Material Contracts. Cancel or terminate (except in accordance with the terms thereof) any Material Contract or consent to or accept any cancellation or termination thereof (except in accordance with the terms thereof), amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the interest or rights of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing, except, in each of the foregoing cases, where to do so would not be reasonably likely to have a Material Adverse Effect.

            SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Agents and the Lender Parties:

            (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default or any such event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

            (b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of an annual 10K report for such year for the Parent and its Subsidiaries, including therein a Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Year and Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of Arthur Andersen or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Parent and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof and (ii) a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

            (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such quarter and Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer of the Parent as having been prepared in accordance with GAAP, together with a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent has taken and proposes to take with respect thereto.

            (d) Monthly Financials. As soon as available and in any event within 30 days after the end of each month, a Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such month and Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month and Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the preceding month, all in reasonable detail and duly certified by the Chief Financial Officer of the Parent.

            (e) Annual Forecasts. As soon as available and in any event no later than 45 days after the end of each Fiscal Year, forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a monthly basis for the Fiscal Year following such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Termination Date.

            (f) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

            (g) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

            (h) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this
      Section 5.03.

            (i) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Material Contract or material instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents, the Material Contracts and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

            (j) Revenue Agent Reports. Within 10 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $2,000,000 or more.

            (k) Tax Certificates. Promptly, and in any event within fifteen Business Days after the due date (with extensions) for filing the final Federal income tax return in respect of each taxable year, a certificate (a "Tax Certificate"), signed by the President or the Chief Financial Officer of the Borrower, stating that the Borrower has paid to the Internal Revenue Service or other taxing authority, the full amount that the Borrower is required to pay in respect of Federal income tax for such year and that the Borrower and its Subsidiaries have received any amounts payable to them, and have not paid amounts in respect of taxes (Federal, state, local or foreign) in excess of the amount they are required to pay, under the Tax Agreement in respect of such taxable year.

            (l) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

            (ii) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

            (iii) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

            (iv) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause
      (A) or (B).

            (m) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

            (n) Real Property. (i) As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(w) and 4.01(x) hereto, including an identification of all owned and leased real property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such

      Schedules as may be necessary for such Schedules to be accurate and complete and (ii) promptly inform the Administrative Agent of any investments exceeding $4,000,000, in any of the real property listed on
      Schedule 4.01(w) hereto, individually, or $20,000,000 in one or more of such properties, in the aggregate, proposed to be made by any Loan Party or Loan Parties.

            (o) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as any Agent, or any Lender Party through the Administrative Agent, may reasonably specify.

            (p) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

                                  ARTICLE VI
                               EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause
      (ii) within three Business Days after the same becomes due and payable; or

            (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

            (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.13, 5.01(e), (f), (i), (j) or (m), 5.02, or 5.03; or

            (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

            (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $2,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

            (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

            (g) any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

            (j) any Collateral Document after delivery thereof pursuant to
      Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

            (k)   a Change of Control shall occur; or

            (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $2,000,000; or

            (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $2,000,000 or requires payments exceeding $1,000,000 per annum; or

            (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000; or

            (o) an "Event of Default" (as defined in any Mortgage) shall have occurred and be continuing;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each
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                                       76


Lender Party and the obligation of each Lender Party to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VII

                                   GUARANTY

            SECTION 7.01. Guaranty; Limitation of Liability. (a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

            (b) Each Guarantor, and by its acceptance of this Agreement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Agreement and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Lender Parties and the

Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Agreement not constituting a fraudulent transfer or conveyance.

            (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Agreement or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

            SECTION 7.02. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender with respect thereto. The obligations of each Guarantor under or in respect of this Agreement are independent of the Guaranteed Obligations or any other obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Agreement, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Agreement shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

            (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

            (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

            (d) any manner of application of Collateral any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

            (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

            (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Parties (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

            (g) the failure of any other Person to execute or deliver this Agreement, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

            (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

            SECTION 7.03. Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

            (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

            (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

            (d) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

            (e) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 7.02 and this Section
7.03 are knowingly made in contemplation of such benefits.

            SECTION 7.04. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower or any other Loan Party or any other inside guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Agreement shall have been paid in full in cash, and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Agreement, and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Agreement thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Agreement shall have been paid in full in cash, and
(iii) the Termination Date shall have occurred, the Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Agreement.

            SECTION 7.05. Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit H hereto (each, a "Guaranty Supplement"), (a) such Person shall be referred to as an "Additional Guarantor" and shall become and be a Guarantor hereunder, and each reference in this Agreement to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "Subsidiary Guarantor" shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to "this Guaranty", "hereunder", "hereof" or words of like import referring to this Agreement, and each reference in any other Loan Document to the "Guaranty", "thereunder", "thereof " or words of like import referring to this Agreement, shall mean and be a reference to this Agreement as supplemented by such Guaranty Supplement.

            SECTION 7.06. Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.06:

            (a) Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

            (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("Post-Petition Interest")) before such Guarantor receives payment of any Subordinated Obligations.

            (c) Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Agreement.

            (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post-Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post-Petition Interest).

            SECTION 7.07. Continuing Guaranty; Assignments. This Agreement is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Agreement and (ii) the Termination Date, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, subject to Section 9.07, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Committed Advances owing to it and the Note or Notes held by
it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.07. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

            SECTION 7.08. Release of Guarantor. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of (except to the Borrower or any of its Subsidiaries) or liquidated in compliance with the requirements of the this Agreement (or such sale or other disposition or liquidation has been approved in writing by the Required Lenders) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of this Agreement, to the extent applicable, such Guarantor shall be released from this Agreement and this Agreement shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more persons that own, directly or indirectly, all of the capital stock or partnership interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 7.08).

                                 ARTICLE VIII

                                   THE AGENT

            SECTION 8.01. Authorization and Action. Each Lender Party hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            SECTION 8.02. Agents' Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 8.03. Morgan Stanley and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, Morgan Stanley shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Morgan Stanley in its individual capacity. Morgan Stanley and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if Morgan Stanley was not an Agent and without any duty to account therefor to the Lender Parties.

            SECTION 8.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 8.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04 (other than under Section 9.04(c)), to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower.

            (b) For purposes of this Section 8.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties and (ii) the Commitments of the respective Lender Parties at such time. The failure of
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                                       84


any Lender Party to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this
Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

            SECTION 8.06. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 8.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Agent's resignation or removal shall become effective, (ii) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                  ARTICLE IX

                                 MISCELLANEOUS

            SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in
Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02,
(ii) change the number of Lenders or the percentage of (x) the Commitments or
(y) the aggregate unpaid principal amount of the Advances that, in each case, shall be required for the Lenders or any of them to take any action hereunder,
(iii) reduce or limit the obligations of any Guarantor under Section 7.01 or release such Guarantor or otherwise limit such Guarantor's liability with respect to the Obligations owing to the Agents and the Lender Parties, (iv) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, or (v) amend Section 2.10 or this Section 9.01, and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Commitment under any of the Facility if such Lender is directly affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

            SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at 1791 OG Skinner Drive, West Point, GA 81833, Attention: Doug Shumate; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Collateral Agent, at its address at Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, T: (212) 761-4866, F:(212) 761-0592, Attention: James
Morgan; and if to the Administrative Agent, at its address at Morgan Stanley Senior Funding Inc., 1585 Broadway, New York, New York 10036, T: (212) 761-4866, F:(212) 761-0592, Attention: James Morgan; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Agent pursuant to Article II, III or VIII shall not be effective until received by such Agent. Manual delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

            SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 9.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all costs and expenses of each Agent and the Joint Lead Arrangers in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for each Agent and the Joint Lead Arrangers with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of each Agent , the Joint Lead Arrangers and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent, the Joint Lead Arrangers and each Lender Party with respect thereto).

            (b) The Borrower agrees to indemnify and hold harmless each Agent, the Joint Lead Arrangers, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) any claims by third parties involving (i) the Facilities, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated thereby, or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental

Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense results from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated. Each of the parties hereto also agrees not to assert any claim against any other party hereto or any of their respective Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated by the Loan Documents.

            (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.05, 2.08(b)(i) or 2.09(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.03, 2.05 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of any interest that, but for such failure, such Lender would have earned with respect to such principal amount, reduced if such Lender Party is able to redeposit or reinvest such principal amount, by interest earned by such Lender as a result of such redeposit or reinvestment), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

            (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

            (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.09 and 2.10 and this Section
9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

            SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

            SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender and that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

            SECTION 9.07. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower, such approval, in the case of the Borrower, not to be unreasonably withheld), (ii) each such assignment shall be to an Eligible Assignee, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment. No processing and recordation fee shall be due.

            (b) Upon such execution, delivery, consent, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.09, 2.10 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender, as the case may be.

            (d) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be.

            (f) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

            (g) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

            (h) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this

Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Manual delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

            SECTION 9.09. Confidentiality. Neither any Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender Party, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party and (e) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor, provided that prior to such disclosure, such contractual counterparty or professional advisor to such contractual counterparty shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Agent or Lender Party.

            SECTION 9.10. Release of Collateral. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party [(including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral)] in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

            SECTION 9.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 9.12. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 9.13. Waiver of Jury Trial. Each of the Guarantors, the Borrower, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    ITC/\DELTACOM, INC.

                                    By /s/ Andrew M. Walker
                                      ----------------------------
                                      Title: Chief Executive Officer


                                    INTERSTATE FIBERNET, INC.

                                    By /s/ Andrew M. Walker
                                      ----------------------------
                                      Title: Chief Executive Officer


                                    ITC/\DELTACOM COMMUNICATIONS, INC.

                                    By /s/ Andrew M. Walker
                                      ----------------------------
                                      Title: Chief Executive Officer


                                    DELTACOM INFORMATION SYSTEMS, INC.

                                    By /s/ Andrew M. Walker
                                      ----------------------------
                                      Title: Chief Executive Officer

                                    MORGAN STANLEY SENIOR FUNDING, INC.,
                                         as Administrative Agent

                                    By /s/ Lucy Galbraith
                                      ----------------------------
                                      Title: Principal


                                    MORGAN STANLEY & CO.  INCORPORATED
                                         as Collateral Agent

                                    By /s/ Lucy Galbraith
                                      ----------------------------
                                      Title: Principal

                                    Initial Lenders

                                    MORGAN STANLEY SENIOR FUNDING, INC.

                                    By /s/ R. Bram Smith
                                      ----------------------------
                                      Title: Managing Director

                                    BANK OF AMERICA, N.A.

                                    By /s/ Derrick Bell
                                      ----------------------------
                                      Title: Vice President

                                    BAVARIA TRR CORPORATION

                                    By /s/ Lori Rezza
                                      ----------------------------
                                      Title: Vice President

                                    KZH CNC LLC

                                    By /s/ Susan Lee
                                      ----------------------------
                                      Title: Authorized Agent

`                                   FRANKLIN FLOATING RATE TRUST

                                    By /s/ Chanucey Lufkin
                                      ----------------------------
                                      Title: Vice President

                                    FIDELITY & GUARANTY LIFE INSURANCE CO.

                                    By /s/ Edward S. Meigs
                                      ----------------------------
                                      Title: Vice President

                                    WEBSTER BANK

                                    By /s/ Elizabeth V. Piker
                                      ----------------------------
                                      Title: Vice President, Specialized
                                             Industries

                                    IBM CREDIT CORPORATION

                                    By /s/ Salvatore F. Grazzo
                                      ----------------------------
                                      By: Salvatore F. Grazzo
                                      Title: Manager Commercial
                                             Financing Americas

                             EXHIBIT A-1 - FORM OF
                             TRANCHE 1 TERM B NOTE

U.S.$__________                           Dated: __________, 2000
            FOR VALUE RECEIVED, the undersigned, Interstate FiberNet, Inc., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _______________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Tranche 1 Term B Advance (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of April , 2000 (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein , unless otherwise defined herein, being used herein as therein defined) among the Parent, the Borrower, the Subsidiary Guarantors, the Initial Lenders, Morgan Stanley Senior Funding, Inc., as Joint Lead Arranger, Joint Book Runner and Administrative Agent, Morgan Stanley & Co. Incorporated, as Collateral Agent, Bank of America Securities LLC., as Joint Lead Arranger and Joint Book Runner, and Bank of America, N.A., as Syndication Agent on the dates and in the amounts specified in the Credit Agreement.

            The Borrower promises to pay interest on the unpaid principal amount of the Tranche 1 Term B Advance from the date of such Tranche 1 Term B Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

            Both principal and interest are payable in lawful money of the United States of America to Morgan Stanley Senior Funding Inc., as Administrative Agent, at 1585 Broadway, New York, New York 10036, in same day funds. The Tranche 1 Term B Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

            This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a single Tranche 1 Term B Advance by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Tranche 1 Term B Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

            This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                          INTERSTATE FIBERNET, INC.


                                          By____________________________
                                             Title:

                      ADVANCES AND PAYMENTS OF PRINCIPAL

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                              Amount of
                 Amount of  Principal Paid   Unpaid Principal   Notation
       Date       Advance     or Prepaid         Balance         Made By
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

                             EXHIBIT A-2 - FORM OF
                             TRANCHE 2 TERM B NOTE

U.S.$__________                                        Dated: __________, 2000

            FOR VALUE RECEIVED, the undersigned, Interstate FiberNet, Inc., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _______________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Tranche 2 Term B Advance (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of April , 2000 (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Parent, the Borrower, the Subsidiary Guarantors, the Initial Lenders, Morgan Stanley Senior Funding, Inc., as Joint Lead Arranger, Joint Book Runner and Administrative Agent, Morgan Stanley & Co. Incorporated, as Collateral Agent, Bank of America Securities LLC., as Joint Lead Arranger and Joint Book Runner and Bank of America, N.A., as Syndication Agent on the dates and in the amounts specified in the Credit Agreement.

            The Borrower promises to pay interest on the unpaid principal amount of the Tranche 2 Term B Advance from the date of such Tranche 2 Term B Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

            Both principal and interest are payable in lawful money of the United States of America to Morgan Stanley Senior Funding Inc., as Administrative Agent, at 1585 Broadway, New York, New York 10036, in same day funds. The Tranche 2 Term B Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

            This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a single Tranche 2 Term B Advance by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Tranche 2 Term B Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

            This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                          INTERSTATE FIBERNET, INC.

                                          By_________________________________
                                             Title:

                      ADVANCES AND PAYMENTS OF PRINCIPAL

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                                  Amount of
                    Amount of   Principal Paid   Unpaid Principal   Notation
       Date          Advance     or Prepaid         Balance          Made By
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